EX-28.g.1.i

AMENDMENT TO GLOBAL CUSTODY AGREEMENT

This Amendment, dated October 16, 2017 (the “Amendment”), between NATIONWIDE VARIABLE INSURANCE TRUST, successor in interest to GARTMORE VARIABLE INSURANCE TRUST (the “Customer”), and JPMORGAN CHASE BANK, NATIONAL ASSOC1ATION (the “Bank’’) amends the Global Custody Agreement dated April 4, 2003, as amended (the “Custody Agreement”), between the Customer and the Bank.

W I T N E S S E T H:

WHEREAS Bank and Customer entered into the Agreement pursuant to which the Bank provides custody and related services to each Fund as more fully described therein; and

WHEREAS, in accordance with the Agreement, Bank and Customer, on behalf of each Fund, now wish to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereby agree as follows:

1.	Definitions. Terms defined in the Agreement shall, save to the extent that the context otherwise requires, bear the same respective meanings in this Amendment.

2.	Amendments. The Agreement shall be amended as follows:

a.	The Agreement is amended to incorporate the Fund List, which is attached to this Amendment and any reference to the Fund List in the Agreement shall mean the Fund List as attached to this Amendment, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the Agreement.

b.	Save as varied by this Amendment, the Agreement is confirmed and shall remain in full force and effect.

3.	Representations. Each party represents to the other party that all representations contained in the Agreement are true and accurate as of the date of this Amendment, and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.

4.	Entire Agreement. This Amendment and the Agreement and any documents referred to in each of them, constitutes the whole agreement between the parties relating to their subject matter and supersedes and extinguishes any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter. If any of the provisions of this Amendment are inconsistent with or in conflict with any of the provisions of the Agreement, then, to the extent of any such inconsistency or conflict, the provisions of this Amendment shall prevail.

5.	Counterparts. This Amendment may be executed in several counterparts each of which will be deemed to be an original and together will constitute one and the same agreement.

6.	Law and Jurisdiction. This Amendment will be construed, regulated, and administered under the laws of the United States or State of New York, as applicable, without regard to New York’s principles regarding conflict of laws, except that the foregoing shall not reduce any statutory right to choose New York law or forum.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
By:
Name:	AnnaMaria Calla Minniti
Title:	Vice President
JPMorgan Chase Bank, N.A.

NATIONWIDE VARIABLE INSURANCE TRUST
By:
Name:	Lee T. Cummings
Title:	Senior Vice President

FUND LIST

to

GLOBAL CUSTODY AGREEMENT

DATED APRIL 4, 2003

BETWEEN

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

AND NATIONWIDE VARIABLE INSURANCE TRUST

Effective October 16, 2017

Fund Name

American Century NVIT Multi Cap Value Fund

American Funds NVIT Asset Allocation Fund

American Funds NVIT Bond Fund

American Funds NVIT Global Growth Fund

American Funds NVIT Growth Fund

American Funds NVIT Growth-lncome Fund

BlackRock NVIT Managed Global Allocation Fund

DoubleLine NVIT Total Return Tactical Fund

Blackrock NVIT Equity Dividend Fund

Federated NVIT High Income Bond Fund

NVIT DFA Capital Appreciation Fund

NVIT DFA Moderate Fund

Neuberger Berman NVIT Multi Cap Opportunities Fund

Neuberger Berman NVIT Socially Responsible Fund

NVIT Bond Index Fund

NVIT Cardinal Aggressive Fund

NVIT Cardinal Balanced Fund

NVIT Cardinal Capital Appreciation Fund

NVIT Cardinal Conservative Fund

NVIT Cardinal Moderate Fund

NVIT Cardinal Moderately Aggressive Fund

NVIT Cardinal Moderately Conservative Fund

NVIT Cardinal Managed Growth Fund

NVIT Cardinal Managed Growth & Income Fund

NVIT Core Bond Fund

NVIT Core Plus Bond Fund

NVIT Emerging Markets Fund

NVIT Government Bond Fund

NVIT Government Money Market Fund

NVlT International Equity Fund

NVIT International Index Fund

NVIT Investor Destinations Aggressive Fund

NVIT Investor Destinations Balanced Fund

NVIT Investor Destinations Capital Appreciation Fund

NVlT Investor Destinations Conservative Fund

NVIT Investor Destinations Moderate Fund

NVIT Investor Destinations Moderately Aggressive Fund

NVIT Investor Destinations Moderately Conservative Fund

Fund Name

NVIT Investor Destinations Managed Growth Fund

NVIT Investor Destinations Managed Growth & Income Fund

NVIT Large Cap Growth Fund

NVIT Managed American Funds Asset Allocation Fund

NVIT Managed American Funds Growth-lncome Fund

NVIT Mid Cap Index Fund

NVIT Multi-Manager International Growth Fund

NVIT Multi-Manager International Value Fund

NVIT Multi-Manager Large Cap Growth Fund

NVIT Multi-Manager Large Cap Value Fund

NVIT Multi-Manager Mid Cap Growth Fund

NVIT Multi-Manager Mid Cap Value Fund

NVIT Multi-Manager Small Cap Growth Fund

NVIT Multi-Manager Small Cap Value Fund

NVIT Multi-Manager Small Company Fund

NVIT Multi Sector Bond Fund

NVIT Nationwide Fund

NVIT Real Estate Fund

NVIT S&P 500 Index Fund

NVIT Short Term Bond Fund

NVIT small Cap Index Fund

Templeton NVIT International Value Fund